Exhibit 10.2

PACS GROUP, INC. 2024 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE (DIRECTOR ANNUAL AWARDS)
PACS Group, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the PACS Group, Inc. 2024 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	As identified in JP Morgan Global Shares account.
Grant Date:	[______]
Number of RSUs:	As identified in JP Morgan Global Shares account.
Vesting Schedule:
The RSUs will vest over a three-year period in three equal annual installments as follows: (i) 1/3 of the number of RSUs shall vest on the earlier to occur of (A) the one-year anniversary of the Grant Date and (B) the date of the next annual meeting of the Company’s stockholders (an “Annual Meeting” and such next annual meeting, the “First Annual Meeting”) following the Grant Date, (ii) 1/3 of the number of RSUs shall vest on the earlier to occur of (A) the two-year anniversary of the Grant Date and (B) the date of the next Annual Meeting following the First Annual Meeting (the “Second Annual Meeting”), and (iii) 1/3 of the number of RSUs shall vest on the earlier to occur of (A) the three-year anniversary of the Grant Date and (B) the date of the next Annual Meeting following the Second Annual Meeting, in each case, subject to the Participant’s continued service through the applicable vesting date (each such date, a “Vesting Date”).

This Grant Notice may be executed and delivered electronically whether via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Company, including through an electronic capitalization table system used by the Company. By Participant’s acceptance hereof (whether written, electronic or otherwise), Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the Grant Notice, the Agreement, and account statements or other communications or information) whether via the Company’s intranet or the internet site of another third party or via email, or other means of electronic delivery specified by the Company, including through an electronic capitalization table system used by the Company. By Participant’s acceptance hereof (whether in writing, electronically or otherwise, including an acceptance through an electronic capitalization table system used by the Company), Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.

By Participant’s and the Company’s acceptance hereof (in each case, whether written, electronic or otherwise), Participant and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Plan, the Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.
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Exhibit A
RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms not specifically defined in this Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
Article I.
GENERAL
1.1Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.
1.2Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
1.3Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.
VESTING; FORFEITURE AND SETTLEMENT
2.1Vesting; Forfeiture.
(a)The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In addition, the RSUs will be subject to any accelerated vesting set forth in the Company’s Amended and Restated Non-Employee Director Compensation Program, as it may be in effect from time to time.
(b)In the event of Participant’s Termination of Service, all then-unvested RSUs immediately and automatically be cancelled and forfeited (after taking into account any accelerating vesting that may occur in connection with such termination).
2.2Settlement.
(a)The RSUs will be paid in Shares, to the extent vested, within 30 days following the earliest to occur of (i) the applicable Vesting Date, (ii) the Participant’s death, (iii) the date of Participant’s “separation from service” from the Company (within the meaning of Section 409A) and (iv) the date of the occurrence of Change in Control that constitutes a “change of control event” (within the meaning of Section 409A). Notwithstanding anything to the contrary contained in the foregoing proviso, the exact payment date of any RSUs shall be determined by the Company in its sole discretion (and Participant shall not have a right to designate the time of payment).
(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
Article III.
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this award of RSUs (the “Award”) and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Tax Withholding.

(a)Subject to Section 3.2(b), payment of the withholding tax obligations with respect to the Award may be by any of the following, or a combination thereof, as determined by the Company:
(i)Cash or check;
(ii)In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery;
(iii)Subject to Section 9.10 of the Plan, delivery (including electronically or telephonically to the extent permitted by the Company) by Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company that Participant has placed a market sell order with such broker with respect to Shares then-issuable upon settlement of the Award, and that the broker has been directed to deliver promptly to the Company funds sufficient to satisfy the applicable tax withholding obligations; provided, that payment of such proceeds is then made to the Company at such time as may be required by the Administrator; or
(iv)In whole or in part by the Company withholding of Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(b)Unless the Company otherwise determines, the Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations.
(c)Subject to Section 9.5 of the Plan, the applicable tax withholding obligation will be determined based on Participant’s Applicable Withholding Rate. Participant’s “Applicable Withholding Rate” shall mean (i) if Participant is subject to Section 16 of the Exchange Act, the greater of (A) the minimum applicable statutory tax withholding rate or (B) with Participant’s consent, the maximum individual tax withholding rate permitted under the rules of the applicable taxing authority for tax withholding attributable to the underlying transaction, or (ii) if Participant is not subject to Section 16 of the Exchange Act, the minimum applicable statutory tax withholding rate or such other higher rate approved by the Company; provided, however, that (i) in no event shall Participant’s Applicable Withholding Rate exceed the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America); and (ii) the number of Shares tendered or withheld, if applicable, shall be rounded up to the nearest whole Share sufficient to cover the applicable tax withholding obligation, to the extent rounding up to the nearest whole Share does not result in the liability classification of the RSUs under generally accepted accounting principles.
(d)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
3.3Section 409A.
(a)General. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement.

(b)Non-qualified Deferred Compensation. Sections 10.6(b) and (c) of the Plan shall apply to the RSUs and this Agreement. For purposes of Section 409A, each RSU (and the right to payment with respect to each RSU) is to be treated as a right to a separate payment.
Article IV.
OTHER PROVISIONS
4.1Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
4.2Clawback. The Award and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the Company following the Grant Date, including the Company’s Policy for Recovery of Erroneously Awarded Compensation.
4.3Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Chief Legal Officer and General Counsel at the Company’s principal office or the Chief Legal Officer and General Counsel’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
4.4Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
4.5Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
4.6Successors and Assigns. The Company may assign any of its rights under this Agreement to a single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
4.7Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
4.8Entire Agreement; Amendment. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall materially and adversely affect the RSUs without the prior written consent of Participant.
4.9Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
4.10Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the

Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
4.11Not a Contract of Service. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
4.12Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
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